Exhibit 21.1

                                  Subsidiaries

                                           Jurisdiction of
  Subsidiary                                  Organization
  ----------                                --------------


   1. SPSS International, BV               The Netherlands

   2. SPSS Asia Pacific Pte Ltd            Singapore

   3. SPSS Benelux BV                      The Netherlands

   4. SPSS GmbH                            Germany

   5. SPSS Scandinavia AB                  Sweden

   6. SPSS (UK) Ltd.                       England

   7. SPSS Japan, Inc.                     Japan

   8. SPSS Australasia Pty. Ltd.           Australia

   9. SPSS UK Ltd., India                  India

  10. SPSS France Sarl                     France

  11. SPSS ASC  GmbH                       Germany

  12. SPSS ASC BV                          Netherlands

  13. Jandel Corporation                   California

  14. Quantime, LTD.                       England

  15. In2itive Technologies A/S            Denmark